                                                       EXHIBIT  99.1

                          ANNUAL SERVICER'S CERTIFICATE

                             AMERICAN EXPRESS TRAVEL
                         RELATED SERVICES COMPANY, INC.

       ---------------------------------------------------------------
                          AMERICAN EXPRESS MASTER TRUST
       ---------------------------------------------------------------

         The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Amended and Restated Master Pooling and Servicing Agreement dated as of May 1, 1998 (as amended and supplemented, the "Agreement"), by and among TRS, as Servicer, American Express Centurion Bank, a Utah banking institution, and American Express Receivables Financing Corporation, each as Transferor, and The Bank of New York, as trustee (the "Trustee"), does hereby certify to the best of his knowledge after reasonable investigation that:

         1. TRS is as of the date hereof the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.

         2. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

         3. This Certificate is delivered pursuant to Section 3.05 of the Agree-ment.

         4. A review of the activities of the Servicer during the calendar year ended December 31, 1998 and of its performance under the Agreement was conducted under my supervision.

         5. Based on such review, to the best of my knowledge, the Servicer has fully performed all its obligations under the Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred and is continuing except as set forth in paragraph 6 below.

         6. The following is a description of each Servicer Default in the performance of the Servicer's obligations or Early Amortization Event under the provisions of the Agreement known to me to have been made during the calendar year ended December 31, 1998, which sets forth in detail (i) the nature of each such Servicer Default or Early Amortization Event, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default or Early Amortization Event, and (iii) the current status of each such default: NONE.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this 19th day of March, 1999.

                                    AMERICAN EXPRESS TRAVEL RELATED
                                    SERVICES COMPANY, INC., as Servicer

                                    By: /s/ Lawrence Fazzari
                                       ---------------------------------
                                       Name   Lawrence Fazzari
                                       Title: Vice President - Business Results

                                                       EXHIBIT 99.2









REPORT OF INDEPENDENT ACCOUNTANTS


American Express Travel Related Services Company, Inc.
3 World Financial Center
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
6985 Union Park Center, Suite 235
Midvale, UT 84047

American Express Receivables Financing Corporation
3 World Financial Center
200 Vesey Street
New York, New York 10285

         and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286


We have audited in accordance with generally accepted auditing standards the consolidated balance sheet of American Express Travel Related Services Company, Inc. (the "Company") as of December 31, 1998, and the related consolidated statements of income, shareholder's equity, and cash flows for the year then ended, and have issued our report thereon dated February 4, 1999.

In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998, as supplemented by the Series' 1992-2, 1993-1, 1994-1, 1994-2, 1994-3, 1996-1,
1996-2, and 1998-1 Supplements (together the "Agreement"), among the Company, as Servicer, American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank ("Centurion"), as transferors, and The Bank of New York ("BONY"), as Trustee on behalf of the Certificateholders of the Trust, insofar as they relate to accounting matters. However, our audit is not directed primarily toward obtaining knowledge of such noncompliance.

Also,  it  should   be   understood   that  we  make  no  representations  as to
questions of legal interpretation. This report is intended solely for the information and use of the Company, RFC, Centurion, BONY, Moody's Investors Services and Standard & Poor's Corporation and is not intended to be and should not be used by anyone other than these specified parties. However, this report is a matter of public record, as a result of inclusion as an exhibit to the Annual Report to Shareholders on Form 10-K filed by RFC on behalf of the Trust, and its distribution is not limited.



March 15, 1999                                            /s/ Ernst & Young LLP

REPORT OF INDEPENDENT ACCOUNTANTS



American Express Travel Related Services Company, Inc.
3 World Financial Center
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
6985 Union Park Center, Suite 235
Midvale, UT 84047

American Express Receivables Financing Corporation
3 World Financial Center
200 Vesey Street
New York, New York 10285

         and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286

We have examined management's assertion that American Express Travel Related Services Company, Inc. ("TRS"), a wholly owned subsidiary of American Express Company ("American Express"), maintained internal control policies and procedures over the functions performed as Servicer of the American Express Master Trust (the "Trust") that are effective, as of December 31, 1998, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998, as supplemented by the Series' 1992-2, 1993-1, 1994-1, 1994-2, 1994-3, 1996-1,
1996-2, and 1998-1 Supplements (together the "Agreement"), among TRS as Servicer, American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank ("Centurion"), as Transferors, and The Bank of New York, as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report of management titled, "Report of Management on Master Trust Internal Control Policies and Procedures and Pooling and Servicing Agreement Compliance" (the "Report").

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included obtaining an understanding of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust, testing and evaluating the design and operating effectiveness of the policies and procedures, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control policy and procedure, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the control structure policies and procedures over the functions performed by TRS as Servicer of the Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that TRS maintained internal control policies and procedures over the functions performed as Servicer of the Trust that are effective, as of December 31, 1998, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements between TRS as Servicer, RFC and Centurion as Transferors, and The Bank of New York, as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the criteria specified in the Report.

This report is intended solely for the information and use of the Board of Directors and management of TRS as Servicer, RFC and Centurion as Transferors, and The Bank of New York as Trustee on behalf of the Certificateholders of the Trust, and is not intended to be and should not be used by anyone other than these specified parties. However, this report is a matter of public record, as a result of inclusion as an exhibit to the Annual Report to Shareholders on Form 10-K filed by RFC on behalf of the Trust, and its distribution is not limited.




March 15, 1999                                         /s/ Ernst & Young LLP

              REPORT OF MANAGEMENT ON MASTER TRUST INTERNAL CONTROL
                POLICIES AND PROCEDURES AND POOLING AND SERVICING
                              AGREEMENT COMPLIANCE



Internal Control Policies and Procedures
----------------------------------------

American Express Travel Related Services Company, Inc. ("TRS"), which is a wholly owned subsidiary of American Express Company, is responsible for establishing and maintaining effective control structure policies and procedures over the functions performed as Servicer of the American Express Master Trust (the "Trust"). These policies and procedures are designed to provide reasonable assurance to TRS's management and board of directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in conformity with the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998 as supplemented by the Series' 1992-2, 1993-1, 1994-1, 1994-2, 1994-3, 1996-1, 1996-2, and 1998-1
Supplements (together the "Agreement"), among TRS as Servicer, American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank ("Centurion") as Transferors, and The Bank of New York as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any internal control policy and procedure, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control policies and procedures can provide only reasonable assurance with respect to the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of the internal control policies and procedures may vary over time.

TRS has determined that the objectives of its control structure policies and procedures, with respect to servicing and reporting of transferred receivables, are to provide reasonable, but not absolute assurance that:

o Funds collected are appropriately allocated to the Trust in accordance with the Agreement.

o The addition of Accounts to the Trust are authorized in accordance with the Agreement.

o The removal of Accounts from the Trust are authorized in accordance with the Agreement.

o Trust assets amortizing out of the Trust are calculated in accordance with the Agreement.

o Daily records as specified in the Agreement are maintained and are available for inspection by the Trustee upon request.

o Monthly Servicer's Certificates are prepared and contain the required information in accordance with the Agreement.

o Monthly Servicer's Certificates generated pursuant to the Agreement are materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

o   On  an  annual  basis,  the  Servicer  will  deliver  to   the   Trustee  an
    Annual Servicer's Certificate.

o The payments to the Trustee are made by the Servicer in accordance with the Agreement.

TRS has assessed its internal control policies and procedures over the functions performed as Servicer of the Trust in relation to these criteria. Based upon this assessment, TRS maintained that, as of December 31, 1998, its internal control policies and procedures over the functions performed as Servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreement among TRS as Servicer, RFC and Centurion as Transferors, and The Bank of New York as Trustee on behalf of the
Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance
------------------------------------------

TRS is responsible for complying with the Agreement. TRS assessed its compliance, as of December 31, 1998 and for the annual compliance period then ended, with the relevant covenants and conditions identified in the Agreement. Based upon this assessment and the delivery of the independent accountant's letters pursuant to Section 3.06 (a) and (b) of the Agreement, TRS was in compliance, as of December 31, 1998 and for the annual compliance period then ended, with the relevant covenants and conditions identified in the Agreement. In addition, TRS did not identify any instances of noncompliance in performing the assessment.

March 15, 1999

          American Express Travel Related Services Company, Inc. by:


                                        /s/ Kevin Mahoney
                                       ---------------------------
                                       Kevin Mahoney
                                       Senior Vice President
                                       Global Business Management and Analysis


                                        /s/ Gil Ahye
                                       ---------------------------
                                       Gil Ahye
                                       Senior Vice President & CFO,
                                       CCSG Finance


                                        /s/ Lawrence Fazzari
                                       ---------------------------
                                       Lawrence Fazzari
                                       Vice President, Business Results



                                        /s/ Michael Del Priore
                                       ---------------------------
                                       Michael Del Priore
                                       Director, Business Results

                                                       EXHIBIT 99.3


                             Servicer's Certificate
             American Express Travel Related Services Company, Inc.
                                Annual Statement
       Relating to the Period January 1, 1998 through December 28, 1998

                  ----------------------------------------------
                          American Express Master Trust
                  ----------------------------------------------

      The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. ("TRS"), as Servicer pursuant to the Amended and Restated Master Pooling and Servicing Agreement dated as of May 1, 1998 (as amended, the "Agreement"), as supplemented by the Series Supplements, amongst TRS, American Express Receivables Financing Corporation ("RFC"), and American Express Centurion Bank (AECB) as Transferors, and The Bank of New York, as Trustee, does hereby certify the information set forth below.

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement as applicable. References herein to certain sections and subsections are references to the respective sections and subsections in the Agreement.

2.    TRS is Servicer under the Agreement.

3.    The undersigned is a Servicing Officer.

4.    This Certificate relates to the period from January 1 through
             December 28, 1998.

A.    Information Regarding the American Express Master Trust

1.    Trust Principal Component at
            January 1, 1998.....                             $6,877,683,509.84

2.    Aggregate Invested Amounts at
            January 1, 1998.....                             $3,467,753,466.00

3.    Transferor Amount at
            January 1, 1998.....                             $3,409,930,043.84

4.    Trust Principal Component at
            December 28, 1998.....                           $6,618,962,209.69

5.    Aggregate Invested Amounts at
            December 28, 1998.....                           $4,208,494,207.00

6.    Transferor Amount at
            December 28, 1998.....                           $2,410,468,002.69


B. Information Regarding Performance of the American Express Master Trust Receivable Pool

1.    The aggregate Receivable balance as of

   (a) January 1, 1998 was equal to.....                     $7,090,395,370.96
   (b) December 28, 1998 was equal to.....                   $6,823,672,381.13

                          Servicer's Certificate
            American Express Travel Related Services Company, Inc. Relating to the Period January 1, 1998 through December 28, 1998

2.    The Yield Factor in effect from January 1 through
       December 28, 1998 was equal to.....                             3.0000%

3. (a)The aggregate amount of Collections on Receivables,
       exclusive of recoveries for the period January 1
       through December 28, 1998 was equal to.....          $53,874,581,902.59

3. (b)The aggregate balance of Receivables
       deposited to the Collection Account
       pursuant to Sections 2.04(d) and 3.03
       of the Agreement for the period January 1
       through December 28, 1998 was equal to.....          $            0.00

4.    The aggregate amount of Principal Collections
       for the period January 1 through December 28, 1998
       was equal to.....                                    $52,258,344,445.51

5.    The aggregate amount of Yield Collections
       for the period January 1 through December 28, 1998
       was equal to.....                                    $ 1,616,237,457.08

6.    Gross Losses
       [The aggregate amount of Receivables for all Accounts
       which became Defaulted Accounts during the period
       January 1 through December 28, 1998
       was equal to]...                                     $   282,235,091.05

7.    The aggregate amount of Recoveries
       for the period January 1 through December 28, 1998
       was equal to.....                                    $    64,970,764.66

8. (a)Net Losses [Gross Losses, less Recoveries]
       for the period January 1 through December 28, 1998
       was equal to.....                                    $   217,264,326.39

8. (b)The Default Amount [Net Losses, times
       (1 minus the Yield Factor)]
       for the period January 1 through December 28, 1998
       was equal to.....                                    $   210,746,396.60


C.    Information Regarding Performance of the American Express Master Trust
            Receivable Pool (Percentage Basis)

1.    The aggregate amount of Charge Volume and Fees
       for the period January 1 through
       December 28, 1998.....                               $53,890,093,748.15

2.    Computed yield as a percentage of Charge Volume
       and Fees [Yield Collections for the period
       January 1 through December 28, 1998 divided by the
       aggregate amount of Charge Volume and Fees for the
       period January 1 through December 28, 1998.....                 2.9991%

                              Servicer's Certificate
            American Express Travel Related Services Company, Inc. Relating to the Period January 1, 1998 through December 28, 1998

3.    Gross Losses as a percentage of Charge Volume
       and Fees [Gross Losses, divided by the
       aggregate amount of Charge Volume and Fees for the
       period January 1 through December 28, 1998.....                 0.5237%

4.    Recovery rate [Recoveries, divided by the
       aggregate amount of Charge Volume and Fees for the
       period January 1 through December 28, 1998.....                 0.1206%

5.    Net Losses as a percentage of Charge Volume
       and Fees [Net Losses, divided by the
       aggregate amount of Charge Volume and Fees for the
       period January 1 through December 28, 1998.....                 0.4032%

6.    Computed Net Yield as a percentage of Charge Volume
       and Fees [Yield Collections less net Net Losses,
       divided by the aggregate amount of Charge Volume and
       Fees for the period January 1 through
       December 28, 1998.....                                          2.5960%

7.    Mean monthly Payment rate
       [Average of the Average Monthly Payment Rates
       reported for the Due Periods in 1998].....                     79.4060%

8.    Mean Receivable turnover rate [Average of
       the Receivable Turnover Rates reported for the Due
       Periods in 1998].....                                           9.0825





IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of March, 1999.





                                             American Express
                                             Travel Related Services
                                             Company, Inc.
                                             Servicer,


                                             By: /s/ Lawrence Fazzari
                                                ------------------------------
                                                Name:    Lawrence Fazzari
                                                Title:   Vice President
                                                         Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1992-2
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1992-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 28, 1998 allocated to Series 1992-2.

1.     Yield Collections allocated to Series 1992-2.....     $  150,262,845.18

2.     Principal Collections allocated to
        Series 1992-2 during the Revolving Period,
        treated as Excess principal Collections.....         $4,858,498,660.71

3.     The Investor Default Amount allocated to
        Series 1992-2.....                                   $   19,595,790.83

4.     Total amount of Interest distributed to holders
        of Series 1992-2                                     $   33,000,000.00

5.     Total amount of Principal distributed to
        holders of Series 1992-2                             $            0.00







IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of March, 1999.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1993-1
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1993-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 28, 1998 allocated to Series 1993-1.

1.     Yield Collections allocated to Series 1993-1.....     $  180,315,414.27

2.     Principal Collections allocated to
        Series 1993-1 during the Revolving Period,
        treated as Excess principal Collections.....         $5,830,198,394.69

3.     The Investor Default Amount allocated to
        Series 1993-1.....                                   $   23,514,949.00

4.     Total amount of Interest distributed to holders
        of Series 1993-1                                     $   32,250,000.00

5.     Total amount of Principal distributed to
        holders of Series 1993-1                             $            0.00







IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of March, 1999.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1994-1
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1994-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 28, 1998 allocated to Series 1994-1.

1.     Yield Collections allocated to Series 1994-1.....     $   59,567,646.54

2.     Principal Collections allocated to
        Series 1994-1 during the Revolving Period,
        treated as Excess principal Collections.....         $1,926,020,571.43

3.     The Investor Default Amount allocated to
        Series 1994-1.....                                   $    8,064,296.77

4.     Total amount of Interest distributed to holders
        of Series 1994-1                                     $   21,450,000.00

5.     Total amount of Principal distributed to
        holders of Series 1994-1                             $  317,460,317.00







IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of March, 1999.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1994-2
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1994-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 28, 1998 allocated to Series 1994-2.

1.     Yield Collections allocated to Series 1994-2.....     $   90,157,706.99

2.     Principal Collections allocated to
        Series 1994-2 during the Revolving Period,
        treated as Excess principal Collections.....         $2,915,099,192.75

3.     The Investor Default Amount allocated to
        Series 1994-2.....                                   $   11,757,474.48

4.     Total amount of Interest distributed to holders
        of Series 1994-2                                     $   22,800,000.00

5.     Total amount of Principal distributed to
        holders of Series 1994-2                             $            0.00







IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of March, 1999.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1994-3
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1994-3 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 28, 1998 allocated to Series 1994-3.

1.     Yield Collections allocated to Series 1994-3.....     $   90,157,706.99

2.     Principal Collections allocated to
        Series 1994-3 during the Revolving Period,
        treated as Excess principal Collections.....         $2,915,099,192.75

3.     The Investor Default Amount allocated to
        Series 1994-3.....                                   $   11,757,474.48

4.     Total amount of Interest distributed to holders
        of Series 1994-3                                     $   23,550,000.00

5.     Total amount of Principal distributed to
        holders of Series 1994-3                             $            0.00







IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of March, 1999.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by:  /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1996-1
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1996-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 28, 1998 allocated to Series 1996-1.

1.     Yield Collections allocated to Series 1996-1.....     $  291,672,366.01

2.     Principal Collections allocated to
        Series 1996-1 during the Revolving Period,
        treated as Excess principal Collections.....         $9,430,739,834.31

3.     The Investor Default Amount allocated to
        Series 1996-1.....                                   $   38,037,018.85

4.     Total amount of Interest distributed to holders
        of Series 1996-1                                     $   55,211,444.50

5.     Total amount of Principal distributed to
        holders of Series 1996-1                             $            0.00







IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of Mqrch, 1999.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1996-2
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1996-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 28, 1998 allocated to Series 1996-2.

1.     Yield Collections allocated to Series 1996-2.....     $   92,107,062.86

2.     Principal Collections allocated to
        Series 1996-2 during the Revolving Period,
        treated as Excess principal Collections.....         $2,978,128,365.83

3.     The Investor Default Amount allocated to
        Series 1996-2.....                                   $   12,011,690.15

4.     Total amount of Interest distributed to holders
        of Series 1996-2                                     $   17,343,943.01

5.     Total amount of Principal distributed to
        holders of Series 1996-2                             $            0.00







IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of March, 1999.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            -----------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1998-1
            -----------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1998-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period January 1 through December 28, 1998 allocated to Series 1996-2.

1.     Yield Collections allocated to Series 1998-1.....     $  300,525,690.64

2.     Principal Collections allocated to
        Series 1998-1 during the Revolving Period,
        treated as Excess principal Collections.....         $9,716,997,330.60

3.     The Investor Default Amount allocated to
        Series 1998-1.....                                   $   39,191,581.69

4.     Total amount of Interest distributed to holders
        of Series 1998-1                                     $   34,416,666.62

5.     Total amount of Principal distributed to
        holders of Series 1998-1                             $            0.00







IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of March, 1999.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

                                                                 Exhibit 99.4

                             PAGES 22 THROUGH 23 OF
                           AMERICAN EXPRESS COMPANY'S
                              1998 ANNUAL REPORT TO
                            SHAREHOLDERS, DISCUSSING
                                    YEAR 2000

YEAR 2000

The Year 2000 (Y2K) issue is the result of computer programs having been written using two digits rather than four to define a year. Some programs may recognize a date using "00" as the year 1900 rather than 2000. This misinterpretation could result in the failure of major systems or miscalculations, which could have a material impact on the Company and its businesses or subsidiaries through business interruption or shutdown, financial loss, reputational damage and legal liability to third parties. The Company began addressing the Y2K issue in 1995 and has established a plan for resolution, which involves the remediation, decommissioning and replacement of relevant systems, including mainframe, mid-range and desktop computers, application software, operating systems, systems software, date back-up archival and retrieval services, telephone and other communications systems, and hardware peripherals and facilities dependent on embedded technology. As a part of our plan, we have generally followed and utilized the specific policies and guidelines established by the Federal Financial Institutions Examination Council, as well as other U.S. and international regulatory agencies. Additionally, we continue to participate in Y2K related industry consortia sponsored by various partners and suppliers. Progress is reviewed regularly with the Company's senior management and Board of Directors.

Our Y2K compliance effort related to information technology (IT) systems is divided into two initiatives. The first, which is the much larger initiative, is known internally as "Millenniax," and relates to mainframe and other technological systems maintained by the American Express Technologies organization (AET). The second, known as "Business T," relates to the technological assets that are owned, managed or maintained by the Company's individual business units. Business T also encompasses the remediation of non-IT systems. These initiatives involve a substantial number of employees and external consultants. This multiple sourcing approach is intended to mitigate the risk of becoming dependent on any one vendor or resource. While the vast majority of our systems that require modification are being remediated, in some cases we have chosen to migrate to new applications that are already Y2K compliant.

The Company's plans for remediation with respect to Millenniax and Business T include the following program phases: (i) employee awareness and mobilization,
(ii) inventory collection and assessment, (iii) impact analysis, (iv) remediation/decommission, (v) testing and (vi) implementation. As part of the first three phases, we have identified the Company's mission-critical systems for purposes of prioritization. The Company's goals are to complete testing of critical systems by early 1999, and to continue compliance efforts, including but not limited to, the testing of systems on an integrated basis and independent validation of such testing, through 1999.* We are currently on schedule to meet these goals. With respect to systems maintained by the Company, the first three phases referred to above have been substantially completed for both Millenniax and Business T. In addition, remediation of critical systems is substantially complete. As of December 31, 1998, for Millenniax, the remediation/decommission, testing and implementation phases for critical and non-critical systems in total are 82%, 75% and 60%
complete, respectively. For Business T, such phases are 85%, 70% and 69% complete, respectively. Certain critical systems have already been made Y2K compliant, such as the Worldwide Credit Authorization System, and we have completed testing of the global point of sale infrastructure. As a result, we have begun issuing Year 2000 dated charge and credit cards.

Our most commonly used methodology for remediation is the sliding window. Once an application/system has been remediated, we apply specific types of tests, such as stress, regression, unit, future date and baseline to ensure that the remediation process has achieved Y2K compliance while maintaining the fundamental data processing integrity of the particular system. To assist with remediation and testing, we are using various standardized tools obtained from a variety of vendors.

The Company's cumulative costs since inception of the Y2K initiatives were $383 million through December 31, 1998 and are estimated to be in the range of $135-$160 million for the remainder through 2000.* These include both remediation costs and costs related to replacements that were or will be required as a result of Y2K. These costs, which are expensed as incurred, relate to both Millenniax and Business T, and have not had, nor are they expected to have, a material adverse impact on the Company's results of operations or financial condition.* Costs related to Millenniax, which represent most of the total Y2K costs of the Company, are managed by and included in the Corporate and Other segment; costs related to Business T are included in the business segments. Y2K costs related to Millenniax represent 14%, 6% and 1% of the AET budget for the years 1998, 1999 and 2000, respectively. The Company has not deferred other critical technology projects or investment spending as a result of Y2K. However, because the Company must continually prioritize the allocation of finite financial and human resources, certain non-critical spending initiatives have been deferred.

The Company's major businesses are heavily dependent upon internal computer systems, and all have significant interaction with systems of third parties, both domestically and internationally. The Company is working with key external parties, including merchants, clients, counterparties, vendors, exchanges, utilities, suppliers, agents and regulatory agencies to mitigate the potential risks to us of Y2K. The failure of external parties to resolve their own Y2K issues in a timely manner could result in a material financial risk to the Company. As part of our overall compliance program, the Company is actively communicating with third parties through face-to-face meetings and correspondence, on an ongoing basis, to ascertain their state of readiness. Although numerous third parties have indicated to us in writing that they are addressing their Y2K issues on a timely basis, the readiness of third parties overall varies across the spectrum. Because the Company's Y2K compliance is dependent on key third parties being compliant on a timely basis, there can be no assurances that the Company's efforts alone will resolve all Y2K issues.

At this point, the Company is in the process of performing an assessment of reasonably likely Y2K systems failures and related consequences. The Company is also preparing specific Y2K contingency plans for all key American Express business units to mitigate the potential impact of such failures. This effort is a full-scale initiative that includes both internal and external experts under the guidance of a Company-wide steering committee. Our contingency plans, which will be based in part on an assessment of the magnitude and probability of potential risks, will primarily focus on proactive steps to prevent Y2K failures from occurring, or if they should occur, to detect them quickly, minimize their impact and expedite their repair. The Y2K contingency plans will supplement disaster recovery and business continuity plans already in place, and are expected to include measures such as selecting alternative suppliers and channels of distribution, and developing our own technology infrastructure in lieu of those provided by third parties. Development of the Y2K contingency plans is expected to be substantially complete by the end of the first quarter of 1999, and will continue to be refined throughout 1999 as additional information related to our exposures is gathered.*

*Statements in this Y2K discussion marked with an asterisk are forward-looking statements which are subject to risks and uncertainties. Important factors that could cause results to differ materially from these forward-looking statements include, among other things, the ability of the Company to successfully identify systems containing two-digit codes, the nature and amount of programming required to fix the affected systems, the costs of labor and consultants related to such efforts, the continued availability of such resources, and the ability of third parties that interface with the Company to successfully address their Y2K issues.


                                        23